BDO

Ziv Haft
Head Office: Amot Bituach House Bldg. B
48 Dereh Menahem Begin Rd.
Tel Aviv 66180, Israel
www.bdo.co.il E-mail: bdo@bdo.co.il

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196760) and Form S-8 (No. 333-199752) of **MICRONET ENERTEC TECHNOLOGIES, INC.** (the "Company") of our report dated March 31, 2017, relating to the consolidated financial statements of the Company included in this annual report on Form 10-K for the fiscal year ended December 31, 2016.

Ziv Haft

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel
March 30, 2017